EXHIBIT 10.2
                                                                    ------------

"CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION."


                           DATABASE LICENSE AGREEMENT
                           --------------------------


This LICENSE AGREEMENT ("Agreement"), dated _________ (the "Effective date"), is entered into by and between Worldwide Information, a Massachusetts corporation ("Licensee") and Trans Union Corporation, a Delaware corporation ("TU").

WHEREAS, Licensee offers to the public on a commercial basis a computer assisted, data retrieval service that enables its customers to obtain information, including without limitation, online access, telephone and facsimile; and,

WHEREAS, TU owns a confidential database which it is willing to license to Licensee to make available to its customers under the terms and conditions set forth below,

NOW THEREFORE, in consideration of the premises the parties agree as follows:

1.    GRANT OF LICENSE
      ----------------

1.1. As used in this agreement, the following terms shall have the meanings indicated:

      (a) "Licensed Materials" means the compilation of information prepared by or on behalf of TU specified on Schedule A and provided to Licensee pursuant hereto, including all languages, editions, issues, versions and all Updates (as defined below) thereto during the term of this Agreement.

      (b) "Permitted Uses" means products and services produced or distributed by Licensee consisting of; or utilizing, computer-assisted access to, or distribution, reproduction or use of Licensed Materials in a manner consistent with the terms and conditions of this Agreement.

1.2. TU hereby grants to Licensee a non-exclusive, non-transferable license to lawfully use and authorize the lawful use of Licensed Materials and any portion thereof in Permitted Uses, including rights to reproduce, display and distribute Licensed Materials in connection with producing, distributing and marketing Permitted Uses.

1.3. TU represents, warrants and covenants that (i) it is authorized to grant this license to Licensee, (ii) Licensee's exercise of this license will infringe no copyright or other right of any person or entity and (iii) no portion of the Licensed Materials is subject to the requirements of the Fair Credit Reporting Act.

1.4. Licensee warrants it will utilize licensed materials according to the principles outlined by the Individual Reference Services Group (IRSG) from December 15,1997. Industry Principles - Commentary included as Schedule B.

2.    DELIVERY OF LICENSED MATERIALS
      ------------------------------

2.1. TU shall, at its expense, deliver to Licensee all Licensed Materials, including updates thereto consisting of all changes, additions and modifications to the Licensed Materials since the last delivery of Licensed Materials to Licensee ("Updates'). All deliveries shall be made in the manner specified on Schedule B.

2.2. Initial delivery of the Licensed Materials to Licensee shall be made as soon as reasonably practicable after the Effective Date. Thereafter, TU shall deliver Updates to Licensee on a monthly basis with a full reload of the Licensed Materials to be delivered to Licensee no less frequently than once each Calendar Quarter (as defined below), which full reload shall consist of an entire replacement of the Licensed Materials delivered under this agreement and all changes, additions and modifications to the Licensed Materials since the initial delivery of Licensed Materials to Licensee or the prior full reload of the Licensed Materials which was delivered to Licensee, as the case may be.

2.3. TU shall use all reasonable efforts to transmit accurate and reliable information and data. TU does not warrant or guarantee that Licensed Materials are accurate, complete or up-to-date, and TU shall incur no liability to Licensee with respect thereto, whether direct or indirect, and whether or not based upon the negligence of TU or its officers, employees, agents, or any third party contractors or suppliers of TU.

2.4. TU MAKES NO WARRANTIES OF ANY NATURE WHATSOEVER WITH RESPECT TO THE ACCURACY OF THE INFORMATION PROVIDED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY AND FITNESS OF USE FOR A PARTICULAR PURPOSE AND WARRANTIES THAT THE LICENSED MATERIALS COMPLY WITH ANY FEDERAL, STATE OR LOCAL LAW OR REGULATION NOT SPECIFICALLY RECITED HEREIN. TU HEREBY DISCLAIMS ANY AND ALL SUCH OTHER WARRANTIES.


3.    ROYALTY PAYMENTS
      ----------------

      To Be Determined


4.    VERIFICATION ACCESS
      -------------------

4.1. When Licensed Materials become available in Licensee's online services, Licensee shall furnish TU with an identification number (the "Special ID") giving TU access to such Materials.

4.2. TU may, during the term of this Agreement, use the Special ID to access the Iicensed Materials on Licensee's system, without charge. TU shall also pay Licensee's standard commercial and published charges for use of Licensee's products, using its Special ID, that do not include the Licensed materials. Invoices for use of the Special ID shall be sent to the billing address specified on Schedule D.

4.3. At all times while this Agreement is in effect, TU shall provide Licensee with such access to, or furnish Licensee with such reports as may be requested by Licensee from TU's database containing the Licensed Materials as may be reasonably necessary or desirable for purposes of verification of the Licensed Materials.


5.    INDEMNIFICATION
      ---------------

5.1. TU shall indemnify and hold Licensee, its affiliates and their respective directors, officers, employees, agents, successors, assigns, licensees and distributors harmless against any and all judgments, settlements, penalties, costs and expenses (including attorneys' fees) paid or incurred in connection with claims by any person which both (a) arise from use of Licensed Materials under this Agreement; and (b) are attributable to infringement or misappropriation of any copyright or other proprietary right of any third party, unless either is caused by a breach by Licensee of any of its obligations under this Agreement.

5.2. Licensee shall indemnify and hold TU, its affiliates and their respective directors, officers, employees, agents, successors and assigns harmless from and against any and all judgments, settlements, penalties costs and expenses (including attorneys' fees) paid or incurred in connection with claims by any person which arise from the use of Licensed Materials under this Agreement.

5.3. If any claim or action is instituted or threatened by a third party against a party to this Agreement for which it believes it has been indemnified pursuant to this agreement, it shall promptly give notice thereof to the other party. EXCEPT AS OTHERWISE PROVIDED HEREIN, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR LOST PROFITS, LOST SAVINGS, DOWNTIME COSTS, OR ANY OTHER INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES ARISING OUT OF THIS AGREEMENT, EVEN IF SUCH PARTY HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.


6.    TERM, TERMINATION
      -----------------

6.1. The initial term of this Agreement. (the "Initial Term") shall commence on the Effective Date and shall, unless sooner terminated pursuant to this Agreement, continue for a period of three (3) Contract Years. Thereafter, this Agreement shall automatically renew for successive additional two-year terms unless either party gives the other notice of termination at least three months prior to the expiration of the then-current term.

6.2. This Agreement may be terminated prior to the expiration of the Initial Term or any renewal term by either Licensee or TU in the event of a material default by the other party. For purposes of this Section 6.2, the term material default shall mean (a) failure by Licensee to pay any undisputed amounts which remain past due under Section 3.3 for a period of 30 days after receipt by License of written notice thereof from TU, or (b) failure by TU to provide the Licensed Materials in accordance with this Agreement for a period of 30 days after TU's receipt of written notice thereof from Licensee, or (c) failure of Licensee to comply with the principles outlined by the IRSG in Schedule B.

6.3. Either party may terminate this Agreement on thirty (30) days (or such shorter time as may be necessary to comply with applicable law), prior written notice to the other if the use of the Licensed Materials (or any portion thereof) (i) is in violation of applicable law or (ii) is the subject of litigation or threatened litigation by any governmental entity or (iii) is the subject of substantial, adverse and documented consumer reaction related to consumer privacy issues. In the event of the occurrence of one or more of the above, the parties did undertake good faith discussions to determine whether any part of the Licensed Materials can still be reasonably be delivered, or whether the terms hereof can reasonably be modified so that it can continue.

6.4. TU may terminate this agreement on ninety (90) days prior written notice to the other if TU determines the agreement is not in the overall best interest.

6.5. Upon termination for any of the above clauses, on effective date thereof, Licensee must physically return all data owned by TU to TU that Licensee has in its possession. Within thirty.(30) days of termination, Licensee must certify in writing to TU it has purged all data owned by TU from its system.


7.    CONFIDENTIALITY
      ---------------

7.1. As used in this Agreement, "Confidential Information" means (a) proprietary or trade secret information which is clearly labeled or designated as confidential by the disclosing party, (b) information regarding use of Licensed Materials pursuant to this Agreement, and (c) the provisions of this Agreement.

7.2. Licensee and TU agree that they will not, during the term of this Agreement and for two years thereafter, disclose, nor permit any of their employees or agents to disclose, to any other person or entity any Confidential Information received from the other, except, as may be required by law.


8.    NOTICES
      -------

8.1. All notices given pursuant to this Agreement shall be in writing and sent to TU or Licensee at the address specified below;

If to TU:                                    If to Licensee:
---------                                    ---------------
Trans Union Corporation                      Worldwide Information, Inc.
555 West Adams                               100 Cummings Center - Suite 450C
Chicago, Illinois   60661                    Beverly, Massachusetts   01915
Attn: General Counsel                        Attn: General Counsel
Fax: (312) 466-7986                          Fax: (404) 881-0278

8.2. Either party may from time to time change its address or facsimile number specified herein by notice to the other party.


9.    SCHEDULES: ENTIRE AGREEMENT
      ---------------------------


9.1. The schedules referenced in this Agreement are hereby incorporated in, and made a part of, this Agreement.

9.2. This Agreement constitutes the entire agreement of the parties relating to the subject matter hereof and supersedes all prior communications, understandings and agreements, oral or written.


10.   GOVERNING LAW
      -------------

10.1. This agreement shall be interpreted and construed according to, and governed by, the laws of the State of Illinois, without regard to its conflicts of law principles.


11.   MISCELLANEOUS
      -------------

11.1. Notwithstanding any termination of this Agreement, the terms of Sections 1.4, 3, 5, 7 and 10 shall survive termination and remain in full force and effect.

11.2. This Agreement and any amendments may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one agreement.

11.3. Nothing in this Agreement shall be construed to constitute or appoint either party as the agent or representative of the other party for any purpose whatsoever, or to grant to either party any right or authority to assume or create any obligation or responsibility, express or implied, for or on behalf of or in the name of the other, or to bind the other in any way or manner whatsoever.

11.4. Neither party shall be liable to the other for any loss or damage attributable to, and neither party shall deemed to be in default hereunder as a result of any failure or delay in performance caused by force majeure. For purposes of this Agreement, the term "force majeure" shall include strike, lockout, earthquake, hurricane, flood, fire, or other acts of God or nature, war, rebellion, civil disorders, laws, regulations, acts of civil or military authorities (including the denial or cancellation of any export or other necessary license), unavailability of materials, carriers or communications facilities, and any other causes beyond the reasonable control of the party whose performance is affected. Both parties shall use all reasonable efforts to minimize the consequences of force majeure. Where force majeure remains in effect for more than three months or if, at the beginning of a force majeure condition it is clear that it will last longer than three months, either party shall have the right to terminate this Agreement.

11.5. Neither this Agreement nor any interest herein or in the license granted under Section 1 may be assigned by either party without the prior written approval of the other party, which approval will not be unreasonably withheld, except that either party may assign this Agreement in its entirety to any purchaser of all or any substantial-portion of its business or assets or to any subsidiary or other affiliate without the other party's approval.

IN WITNESS WHEREOF, the parties have set their hands as of the first date above written.

TRANS UNION CORPORATION


BY: /s/ ILLEGIBLE                              BY: /s/ JON R. LATORELLA
    ------------------------                       ------------------------


NAME:                                          NAME:
      ----------------------                         ----------------------


TITLE:                                         TITLE:
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

                                   SCHEDULE A




      [CONFIDENTIAL TREATMENT REQUESTED BY LOCATEPLUS HOLDINGS CORPORATION]